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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to Form S-3 registration statement (no. 333-42315) of Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. of our report dated July 26, 1996, on our audit of the financial statements of Greenhill Petroleum Corporation as of June 30, 1996, and for the year ended. We also consent to the reference to our firm under the caption "Expert".


                                                   /s/ Coopers & Lybrand L.L.P.

                                                   Coopers & Lybrand L.L.P.

Houston, Texas
December 31, 1997